Exhibit 10.4

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (the “Amendment”), dated as of August 9, 2004, is made by and among FIRST STATES INVESTORS DB I, LLC (and each Property-Owning Borrower that joins the Loan Agreement from time to time, collectively, “Borrower”), DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as agent (“Agent”), and LA SALLE BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent (the “Collateral Agent”).

R E C I T A L S:

The Borrower, the Agent and the Collateral Agent are party to a Loan Agreement, dated as of July 18, 2003 (as it may hereafter be amended, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which the Agent agreed, subject to the terms and conditions set forth in the Loan Agreement, to provide a series of loan advances (each, an “Advance” and collectively, the “Loan”) as provided in the Loan Agreement. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended hereby.

The parties wish to make various amendments to the Loan as provided herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof.

Section 1. Under Section 1.1 of the Loan Agreement, the definition of “Reserve Accounts” shall be deleted in its entirety, and replaced with the following:

“Reserve Account” means the Deferred Maintenance Escrow Account, the Replacement Reserve Account, the Leasing Costs/TI Costs Account, the Real Estate Taxes Escrow Account, the Insurance Escrow Account, the Mortgage Recording Tax Escrow Account, and the Future Debt-Service Reserve Account, collectively, and any successor accounts to any of the foregoing.

Section 2. Reserve Accounts. The following shall be added at the end of Section 3.13, as subparagraph (f):

(f) Future Debt-Service Reserve Account. Borrower shall establish and maintain with the Collateral Agent an account entitled the Future Debt-Service Reserve Account, which account shall be an Eligible Account for the benefit of Agent until the Loan is paid in full. With respect to Leases where Rents are paid quarterly, at Borrower’s election when an Advance is taken under the Loan, the Agent shall notify the Collateral Agent in writing of the portion of such Rents which is to be deposited on the immediately succeeding Payment Date into the Future Debt-Service Reserve Account, such amount to be reflective of a good-faith estimate of the allocable portion of the interest payments due and payable on the Loan for each of the second succeeding and the third succeeding Payment Dates based upon the Advance for the Mortgaged Property to which such Lease relates. Any and all Moneys remitted to the Future Debt-Service Reserve Account, together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the term of this Agreement, shall be held in the Future Debt-Service Reserve Account to be withdrawn by Collateral Agent on each of the second and third succeeding Payment Dates as directed in the preceding sentence and applied to make interest payments on the Loan on such dates. At such time when a Mortgaged Property is released from the Loan and the Future Debt-Service Reserve Account has on deposit funds associated with such Mortgaged Property, any such funds shall be distributed to the Borrower at the time of such release.

Section 3. Permitted Investments. The following shall be added at the end of Section 3.13(d):

So long as an Event of Default has not occurred and is not continuing, all such Permitted Investments shall be made in the name of the Collateral Agent on behalf of the Lenders or as otherwise directed by Agent. Agent shall cause all income or other gain from investments of Money held in the Reserve Account to be deposited in such respective account of the Reserve Account immediately upon receipt and any loss resulting from such investments shall be charged to such respective account of the Reserve Account. Notwithstanding the foregoing, any income or gain from investments of Money held in the Future Debt-Service Reserve Account shall not be deposited in the Future-Debt Service Reserve Account, but instead shall be remitted to Borrower monthly.

Section 4. Central Cash Management. Section 3.12(b) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

(b) Distribution of Cash. So long as the Collateral Agent shall not have received written notice from Agent on behalf of the Lenders that an Event of Default has occurred and is continuing, the Collateral Agent shall hold uninvested for Borrower or the Lenders in an Eligible Account at LaSalle Bank National Association, the funds on deposit in the Collection Account as of the close of business on the Business Day immediately preceding each Payment Date to such Payment Date and shall apply such funds on such Payment Date, in each case to the extent of the amounts set forth in the related Payment Date Statement delivered by the Collateral Agent, as follows:

first, to the payment to the Agent of (i) the interest then due and payable on the Note with respect to the related Interest Accrual Period, (ii) the Exit Fee, if any, then due and payable and (iii) the Principal Indebtedness in an amount equal to any additional amount to which the Agent is then entitled pursuant to Section 3.7 of this Agreement;

second, to the payment to the Collateral Agent of its fees then due and payable pursuant to the Fee Letter;

third, to the Real Estate Taxes Escrow Account and the Insurance Escrow Account, in that order, in the respective amounts required to be deposited therein as described in Section 3.13(b);

fourth, to the Replacement Reserve Account in the amount required to be deposited therein as described in Section 3.13(a);

fifth, to the Leasing Costs/TI Costs Account in the amount required to be deposited therein as described in Section 3.13(a);

sixth, to the Future Debt-Service Reserve in the amount required to be deposited therein as described in Section 3.13(f);

seventh, to the payment of any outstanding indemnification payment to which an Indemnified Party is then entitled pursuant to Sections 5.1(i) and 5.1(j); and

eighth, to Borrower in an amount equal to remaining available funds, if any.

Section 5. Effect Upon Loan Documents.

5.1 Except as specifically set forth herein, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. All references to “Loan Agreement” in the Loan Documents shall mean and refer to the Loan Agreement as modified and amended hereby.

5.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

AGENT AND INITIAL LENDER:

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a Cayman Islands Branch of a Foreign Bank

By:
Name:
Title:

By:
Name:
Title:

BORROWERS:

FIRST STATES INVESTORS DB I, LLC, a Delaware limited liability company

By:
Name:	Sonya A. Huffman
Title:	Vice President

FIRST STATES INVESTORS 2550A, LLC, a Delaware limited liability company

By:
Name:	Sonya A. Huffman
Title:	Vice President

FIRST STATES INVESTORS 4100D, LLC, a Delaware limited liability company

By:
Name:	Sonya A. Huffman
Title:	Vice President

COLLATERAL AGENT:

LA SALLE BANK NATIONAL ASSOCIATION, a national banking association
(as Collateral Agent for the Lenders only)

By:
Name:
Title:

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